Exhibit 12.1

CERTIFICATIONS OF MITTAL STEEL COMPANY N.V.’S CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(a) UNDER THE EXCHANGE ACT

I, Mr. Lakshmi N. Mittal, certify that:

1.	I have reviewed this annual report on Form 20-F/A of Mittal Steel Company N.V.;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report.

Date: July 3, 2007

/s/ LAKSHMI N. MITTAL
Mr. Lakshmi N. Mittal

Chairman of the Board of Directors and Chief Executive Officer of Mittal Steel Company N.V.

I, Mr. Aditya Mittal, certify that:

1.      I have reviewed this annual report on Form 20-F/A of Mittal Steel Company N.V.;

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.      Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this report.

Date: July 3, 2007

/s/ ADITYA MITTAL
Mr. Aditya Mittal

Chief Financial Officer, Member of the Group Management Board, Flat Products Americas.